                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]



May 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir:

We have read paragraphs of Item 4 included in the Form 8-K dated May 14, 2002, of Health Care Property Investors, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------